EXHIBIT 16

Tel: 714-957-3200            3200 Bristol St., 4th Floor
Fax: 714-957-1080            Costa Mesa, CA 92626
www.bdo.com

October 10, 2012

Securities and Exchange Commission
100 F Street N.E. Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on October 8, 2012, to be filed by our former client, Spectrum Group International, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO USA, LLP